UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 7, 2008
                Date of Report (Date of earliest event reported)

                           COLONIAL COMMERCIAL CORP.
               (Exact name of Registrant as Specified in Charter)


         NEW YORK                      1-6663                  11-2037182
(State or other Jurisdiction      (Commission File           (IRS Employer
      of Incorporation)                Number)             Identification No.)

       275 WAGARAW ROAD, HAWTHORNE,
               NEW JERSEY                                     07506
 (Address of Principal Executive Offices)                   (Zip Code)

        Registrant's Telephone Number, Including Area Code: 973-427-8224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On August 7, 2008, the Company announced that on or about September 1, 2008 it plans to make a tender offer at $1.25 per share for all shares of its convertible preferred stock that are owned in odd lots of fewer than 100 shares on the record date for the offer. The Company estimates that approximately 14,000 convertible preferred shares are owned in odd lots.

The Company added that the announcement was not an offer to purchase any shares of convertible preferred stock, and that the Company is not committed to make any offer.

A  copy  of  this  press  release  is  furnished as Exhibit 99.1 to this report.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS

(d) Exhibits

Exhibit No.                          Description

   99.1                              Press Release dated August 7, 2008

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COLONIAL COMMERCIAL CORP.
                                       -------------------------
                                      (Registrant)

Date: August 7, 2008                  /s/ William Salek
                                      -----------------
                                      William Salek
                                      Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                           Description

   99.1                               Press Release dated August 7, 2008